UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

NextBoat Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NXB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 17, 2026, Michael Kosloske notified the Board of Directors (the “Board”) of NextBoat Inc. (the “Company”) of his resignation as a member of the Board, effective as of 5:00 p.m. Eastern Time on July 17, 2026. Mr. Kosloske’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Director

On July 23, 2026, the Board, acting by unanimous written consent, appointed Zebulon Z. Hadley, IV as a member of the Board, effective immediately, to fill the vacancy created by Mr. Kosloske’s resignation. Mr. Hadley will serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Mr. Hadley, age 44, has served as the President and Chief Executive Officer of National Coatings, Inc., a nationwide painting and coatings company headquartered in Raleigh, North Carolina, since June 2006. Prior to founding National Coatings, Mr. Hadley founded and operated Xstream Pressure Cleaning from 2003 to 2012. Mr. Hadley attended North Carolina State University from 2001 to 2003, studying Agricultural Business Management. Mr. Hadley is also a recipient of the 2023 Ernst & Young Southeast Entrepreneur of the Year award and the 2025 Triangle Business Journal CEO of the Year award. Mr. Hadley is actively involved in community organizations, including service on the board of the American Cancer Society (North Carolina), the General Hugh Shelton Leadership Center Advisory Board, the Greater Raleigh Chamber of Commerce Board of Advisors, and the Children’s Flight of Hope.

There are no arrangements or understandings between Mr. Hadley and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Hadley and any director or executive officer of the Company, and Mr. Hadley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this report, Mr. Hadley has been appointed Chair of the Compensation Committee of the Board. The Board has not appointed Mr. Hadley to any other committees as of the date of this report. The Company’s standard non-employee director compensation arrangements will apply to Mr. Hadley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026	NextBoat Inc.

	By:	/s/ Brian John
	Name:	Brian John
	Title:	Chief Executive Officer